EXHIBIT (10) (iii) 1


                              FORM OF AMENDMENT TO
                              CH ENERGY GROUP, INC.
                         AMENDED AND RESTATED STOCK PLAN
                              FOR OUTSIDE DIRECTORS


     WHEREAS, CH Energy Group, Inc. ("Energy Group") became the successor corporation, effective December 15, 1999, of the Central Hudson Gas & Electric Corporation Stock Plan for Outside Directors ("Plan"), and amended and restated such Plan effective December 15, 1999; and

     WHEREAS, Energy Group now desires to further amend the Plan to increase the number of shares provided to Directors per quarter under such Plan from 25 to 50;

     NOW, THEREFORE, Energy Group hereby amends the Plan as set forth below, effective as of April 26, 2000:

     SECTION 3. CREDITED SHARE EQUIVALENTS of the Plan is hereby amended, reading in its entirety as follows (all other provisions of the Plan being ratified, confirmed and approved):


     "SECTION 3.    CREDITED SHARE EQUIVALENTS

               3.1 (a) As additional compensation for services rendered, each Participant shall be credited with 50 Share Equivalents (except for periods prior to April 26, 2000, such credited shares shall be for 25 Share Equivalents) for each full quarterly period of a Fiscal Year during which such Participant served as a Director. Such credits shall be made as of the end of each quarterly period (commencing with the first quarterly period ending in March 1996, when the term Corporation meant Central Hudson) during which the Participant served as a Director of the Corporation.

                    (b) As additional compensation for services rendered, each Participant upon ceasing to serve as a member of the Corporation's Board of Directors (except for any such member whose service is terminated for cause) shall also be entitled to receive 50 Share Equivalents (except for periods prior to April 26, 2000, such credit shall be for 25 Share Equivalents) for each full quarterly period of a Fiscal Year (but not for more than 40 quarters) during which such Participant served as an Outside Director, including periods prior to January 1, 1996. Such entitlement shall be

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     implemented  by  crediting  such   Participant's   Account  with  50  Share
     Equivalents as of the end of each full quarterly period of a Fiscal Year commencing with the first such period after such Participant's cessation. Such entitlement shall be personal to such Participant and shall not survive such Participant's death, except for Share Equivalents credited to such participant's Account prior to death.

                    (c) Such credited Share Equivalents shall be treated as deferred compensation to be distributed as provided in Section 5."




     Pursuant to authorization of the Board of Directors of Energy Group granted on March 24, 2000, I have executed this Amendment this 24th day of March, 2000.






                                                 /s/  Paul J. Ganci
                                             -----------------------------------
                                             Paul J. Ganci
                                             Chairman of the Board, President &
                                             Chief Executive Officer